SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 4, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

1

Item 8.01.     Other Events

               The Registrant hereby files, in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-60069 and No. 333-86363) the following information.

               DuPont and The Dow Chemical Company (Dow) announced that Dow has elected to exercise its option to acquire certain assets relating to ethylene and chlorinated elastomers, including assets of the Engage® , Nordel® and Tyrin® businesses, from DuPont Dow Elastomers LLC, a 50/50 joint venture between DuPont and Dow, through an equity redemption transaction involving Dow's equity interest in DDE. As a result of this option exercise, DuPont will purchase Dow's remaining equity interest in DDE for $87 million immediately after the asset transfer has been completed.

               DuPont had previously announced on April 8, 2004, that Dow and DuPont had executed several agreements relating to the future management of DDE. As part of those agreements, Dow was granted the option to acquire certain assets relating to ethylene and chlorinated elastomers.

               These transactions are subject to customary conditions, including applicable regulatory approvals. DuPont and Dow expect to close these transactions on June 30, 2005. After the transaction, DDE will change its name and become a wholly owned subsidiary of DuPont that will include the Neoprene, Hypalon® , Kalrez® , and Viton® businesses.

Engage® , Nordel® , Tyrin® , Hypalon® , Kalrez® , and Viton® are registered trademarks of DuPont Dow Elastomers LLC.

2

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

January 4, 2005

3